UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On June 14, 2021, James F. Callahan, Jr. notified Casella Waste Systems, Inc. (the “Company”) of his decision, after 18 years of service on the Company’s Board of Directors (the “Board”), to retire from the Board, effective June 14, 2021. Mr. Callahan’s decision to retire from the Board is not due to any disagreement on any matter related to the Company’s operations, policies or practices.
(d)
On June 15, 2021, the Board, on the recommendation of its Nominations and Governance Committee, appointed Gary Sova as a Class I director to fill a vacancy on the Board. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, which provides that the term of any director elected to fill a vacancy between annual meetings of stockholders will last until the next annual meeting and until such director’s successor has been duly elected and qualified, or until his or her earlier death, resignation or removal, Mr. Sova’s term will expire at the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). Accordingly, Mr. Sova will stand for election at the 2022 Annual Meeting. In connection with his election to the Board, Mr. Sova was appointed to the Board’s Audit Committee, effective June 15, 2021.
Mr. Sova served as a Senior Executive at Republic Services, Inc. (“Republic Services”), a leading provider of U.S. environmental services, from 2002 to 2019. During his time at Republic Services, he served as Senior Vice President of the Energy Services Division, Senior Vice President of National Accounts, and Executive Vice President of Marketing and Sales. Prior to Republic Services, Mr. Sova spent over 15 years with Browning Ferris Industries, Inc, a national waste and recycling company where he was a Corporate Vice President of Sales and also held various senior operations and business management positions. Mr. Sova also served as a member of the Executive Board of Directors of Boys and Girls Club, Scottsdale, Arizona from 2009 to 2015. Mr. Sova holds a BA from Southern Illinois University.
There are currently no agreements, arrangements or understandings between Mr. Sova and any other person pursuant to which Mr. Sova was appointed to serve as a member of the Board. There are currently no transactions in which Mr. Sova has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.
In connection with his appointment to the Board, Mr. Sova received a grant of shares of restricted Class A common stock of the Company having a value of approximately $50,000 on June 15, 2021. The restricted stock grant will vest in three equal annual installments beginning on June 15, 2022, provided that Mr. Sova continues to serve on the Board at the time of vesting. During his service as a non-employee director and following each annual meeting of stockholders, Mr. Sova will also be entitled to an additional annual restricted stock unit award that vests in full on the first anniversary of the date of grant.
As a non-employee director, Mr. Sova will also be entitled to a pro-rated portion of the applicable Board and committee retainer fees under the Company’s non-employee director compensation guidelines, based upon his service prior to the end of the fiscal year ending December 31, 2021. Mr. Sova shall thereafter receive fees for services as a Board and committee member pursuant to the Company’s non-employee director compensation guidelines, as updated from time to time by the Board. Mr. Sova will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which he serves.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: June 16, 2021	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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